<PAGE 1>
                   RENAISSANCE CAPITAL PARTNERS, LTD.
                8080 NORTH CENTRAL EXPRESSWAY, SUITE 210
                          DALLAS, TEXAS 75206

           NOTICE OF 1998 ANNUAL MEETING OF LIMITED PARTNERS
                        TO BE HELD MAY 29, 1998

To the Limited Partners of
Renaissance Capital Partners, Ltd.:

   NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Limited Partners (the "Annual Meeting") of Renaissance Capital Partners, Ltd. (the
"Partnership"), a Texas limited partnership regulated as a Business Development Company under the Investment Company Act of 1940, will be held at The Westin Hotel/Galleria Dallas, Texas, on May 29, 1998, at 1:30 p.m., local time, for the following purposes:

    1. To consider and vote on a proposal to ratify the appointment by the Partnership's Independent General Partners of KPMG Peat Marwick LLP as independent public accountants for the Partnership for the fiscal year ending December 31, 1998; and

    2. To transact any and all other business that may properly be presented at the Annual Meeting or any adjournment(s).

   The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. The Partnership's Independent General Partners have approved the proposals and recommends you vote IN FAVOR OF each such proposal.

   In addition, Partners will have the opportunity to meet the principal officers of selected Portfolio Companies and to hear their business reviews.

   The General Partners have fixed the close of business on March 30, 1998, as the record date (the "Record Date") for determining Limited Partners entitled to notice of and to vote at the Annual Meeting or any adjournment(s). Whole and fractional limited partnership units ("Units") will be eligible to vote and will be counted for voting purposes on the basis of Partnership Percentages as defined in the Partnership's Restated Agreement and Articles of Limited Partnership. Partnership Percentages entitled to vote at the Annual Meeting have been determined as of the Record Date.

   A copy of the Partnership's 1997 Annual Report is also enclosed.

   You are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend the Annual Meeting in person, PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE so that your Units can be voted at the Annual Meeting. Your proxy will be returned if you are present at the Annual Meeting and request such return or if you request return in the manner provided for revoking proxies described in the enclosed Proxy Statement. Prompt response by our Limited Partners will reduce the time and expense of solicitation.
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<PAGE 2>
                           By Order of the General Partners of
                           Renaissance Capital Partners, Ltd.


                            BARBE BUTSCHEK,
                            Secretary of Renaissance Capital Group, Inc., Managing General Partner
Dallas, Texas
April 20, 1998

                   RENAISSANCE CAPITAL PARTNERS, LTD.

                            PROXY STATEMENT
                                  FOR
                   ANNUAL MEETING OF LIMITED PARTNERS
                        TO BE HELD MAY 29, 1998


                        SOLICITATION OF PROXIES

   This Proxy Statement is being furnished to Limited Partners of Renaissance Capital Partners, Ltd. (the "Partnership"), a Texas limited partnership regulated as a Business Development Company under the Investment Company Act of 1940 (the "1940 Act"), in connection with the solicitation of proxies to be voted at the 1998 Annual Meeting of Limited Partners (the "Annual Meeting") to be held on May 29, 1998, at the time and place and for the purposes set forth in the accompanying Notice of 1998 Annual Meeting of Limited Partners and at any adjournment. The Partnership's General Partners are soliciting proxies on behalf of the Partnership. This Proxy Statement and the proxy card are first being sent to the Limited Partners of the Partnership on or about April 20, 1998.

   The accompanying form of proxy is designed to permit each holder of whole or fractional limited partnership units of the Partnership ("Units") to vote for or against or to abstain from voting on the proposal described in this Proxy Statement and to authorize the proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting. When a Limited Partner's executed proxy card specifies a choice with respect to a voting matter, the Units will be voted accordingly. If no specifications are made, such proxy will be voted by those persons named in the proxy at the Annual Meeting FOR the adoption of the proposal to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for the Partnership for the current fiscal year.

   The General Partners encourage the personal attendance of the Limited Partners at the Annual Meeting. Executing the accompanying proxy will not affect a Limited Partner's right to attend the Annual Meeting and to vote in person.

   Any Limited Partner giving a proxy has the right to revoke it by giving written notice of revocation to Ms. Barbe Butschek, Secretary, Renaissance Capital Group, Inc., 8080 North Central Expressway, Suite 210, Dallas, Texas 75206-1857, at any time before the proxy is voted or by executing and
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<PAGE 3>

delivering a later-dated proxy or by attending the Annual Meeting and voting his or her Units in person. No notice of revocation or later-dated proxy, however, will be effective until received by Renaissance Capital Group, Inc. (herein "Renaissance Group") at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not by itself revoke the proxy.

   In addition to soliciting proxies by mail, officers, directors and regular employees of Renaissance Group may solicit proxies by personal interview, mail, telephone and facsimile. Such persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Units. All costs of solicitation will be borne by the Partnership. At the request of a record holder who holds for others and at no charge, copies will also be furnished to the record holder for distribution to such beneficial holders or, if so requested, directly to the beneficial holders.

   The Partnership's Annual Report for the year ended December 31, 1997 has been mailed to all Limited Partners entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

   The Partnership's principal offices are located at 8080 N. Central Expressway, Suite 210, Dallas, Texas 75206, and its telephone number is (214) 891-8294.


                        PURPOSES OF THE MEETING

   At the Annual Meeting, the Limited Partners will have the opportunity to meet the principal officers of selected Portfolio Companies and to hear their business reviews. In addition, the Limited Partners of the Partnership will consider and vote upon the following matters:

    1. A proposal to ratify the appointment by the Independent General Partners of the Partnership of KPMG Peat Marwick LLP as independent public accountants for the fiscal year ending December 31, 1998; and

    2. Such other and further business as may properly be presented at the Annual Meeting or any adjournment(s).

                           VOTING SECURITIES

   The General Partners have fixed the close of business on March 30, 1998, as the record date (the "Record Date") for the Annual Meeting. Whole and fractional Units will be eligible to vote and will be counted for voting purposes on the basis of Partnership Percentages, as defined in the Partnership's Restated Agreement and Articles of Limited Partnership (the "Partnership Agreement"). Pursuant to Section 11.3 of the Partnership Agreement, Partnership Percentages entitled to vote at the Annual Meeting
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<PAGE 4>

have been determined as of the Record Date. Only holders of record of the outstanding Units at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. At the close of business on the Record Date, the Partnership had issued and outstanding 128.86 Units. The Units are the only class of securities entitled to vote at the Annual Meeting. A Limited Partner is entitled to vote his whole or fractional Units held of record at the close of business on the Record Date, in person or by proxy, at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

   A quorum for the Annual Meeting will consist of the presence, in person or by proxy, of the holders of a majority of the Units outstanding and entitled to vote as of the Record Date. Units that are voted "FOR," "AGAINST" OR "ABSTAIN FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as units "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

   While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Partnership believes that abstentions should be counted for purposes of determining both (1) the presence or absence of the quorum for the transaction of business and (2) the Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Partnership intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

   If a quorum is not represented at the Annual Meeting or, although a quorum is represented, an insufficient number of votes in favor of any proposal are not received by the date of the Annual Meeting, the persons named as proxies may prepare and vote for one or more adjournments of the Annual Meeting with no other notice than announcement at the Annual Meeting. Further solicitations of proxies with respect to these proposals may be made.
Units represented by proxies indicating a vote against any such proposals will be voted against such adjournments.

                             UNIT OWNERSHIP

   As of the Record Date, Renaissance Group did not own any Units of the Partnership. The following table sets forth information concerning the number of Units of the Partnership beneficially owned at the Record Date, by
(i) the persons who, to the knowledge of Renaissance Group's management, beneficially owned more than 5% of the outstanding Units, (ii) each director or executive officer of Renaissance Group, and (iii) the directors and executive officers as a group:
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<PAGE 5>

   Name and Address of       Units Beneficially      Percent of Total Units
     Beneficial Owner              Owned                    Outstanding

HEB Investment and                 12.75                         9.89%
Retirement Plan
Trust
P.O. Box 839999
San Antonio, Texas 78212

Russell Cleveland                   4.00                        3.10%
8080 N. Central
Expressway, Suite 210
Dallas, Texas 75206

Vance Arnold                          0                           *
8080 N. Central
Expressway, Suite 210
Dallas, Texas 75206

Barbe Butschek                      0.25                          *
8080 N. Central
Expressway, Suite 210
Dallas, Texas 75206

Robert C. Pearson                     0                           *
8080 N. Central
Expressway, Suite 210
Dallas, Texas 75206

Mardon M. Navalta                     0                          *
8080 N. Central
Expressway, Suite 210
Dallas, Texas 75206

John A. Schmit                        0                          *
8080 N. Central
Expressway, Suite 210
Dallas, Texas 75206

All directors and                   4.25                      3.30%
executive officers as a
group (6 persons)


* Less than 1%

   To Renaissance Group's knowledge, no other person beneficially owned 5% or more of the outstanding Units.
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<PAGE 6>
                INFORMATION REGARDING GENERAL PARTNERS

   Mr. Ernest C. Hill and Mr. Don M. Patterson serve as the Independent General Partners of the Partnership. Under the provisions of the 1940 Act, a majority of the general partners of the Partnership must be "disinterested" or "non-affiliated" general partners. Generally, any party that is involved in the daily activities of the Partnership's business, including the Managing General Partner, as well as its officers, directors and other affiliated persons, any investment adviser, any accountant for the Partnership and any legal adviser, is considered an "interested" party. The Independent General Partners provide overall guidance and supervision with respect to the operations of the Partnership and perform various duties imposed on them under the 1940 Act. They supervise the Managing General Partner and serve as advisers to the Partnership.

   Renaissance Group is the Managing General Partner of the Partnership and also serves as the investment adviser to the Partnership pursuant to the Investment Advisory Agreement effective May 30, 1990, as subsequently amended and restated (the "Advisory Agreement"). Renaissance Group is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is subject to the reporting and other requirements thereof. As Managing General Partner, Renaissance Group manages the day-to-day business and operations of the Partnership. The Partnership has no officers or directors. Renaissance Group and its officers and employees devote such time to the Partnership's business as is necessary for the conduct of the Partnership's operations.

   Neither Renaissance Group nor its affiliates are prohibited from engaging in activities outside the Partnership's business. In addition to the Partnership, Renaissance Group serves as Managing General Partner and investment adviser for Renaissance Capital Partners II, Ltd., a business development company with goals and operations comparable to those of the Partnership. Renaissance Group also serves as investment adviser to Renaissance Capital Growth & Income Fund III, Inc., a closed-end business development company listed on the Nasdaq National Market with goals and operations comparable to those of the Partnership. Renaissance Group is also the Manager of Renaissance U.S. Growth and Income Trust, PLC, an investment trust listed on the London Stock Exchange, which invests primarily in privately placed convertible debentures in U.S. public corporations.

       BACKGROUND AND EXPERIENCE OF INDEPENDENT GENERAL PARTNERS

   Mr. Ernest C. Hill, age 58, has a broad background in convertible securities analysis with major NYSE brokerage firms and institutional investors. He specializes in computer-aided investment analysis and administrative procedures. Mr. Hill was awarded a Ford Fellowship to the Stanford School of Business, where he received an MBA, with honors, in Investment and Finance. Mr. Hill's prior experience includes service as Assistant Professor of Finance, Southern Methodist University, and Associate Director of the Southwestern Graduate School of Banking.

   Mr. Don M. Patterson, age 54, has experience both as a corporate executive officer and as a professional corporate advisor. Since 1997, he has served
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<PAGE 7>

as Vice President of Taxation and Special Projects for Halter Marine Group, Inc. headquartered in Gulfport, Mississippi. Professionally qualified as a CPA and an attorney, Mr. Patterson previously, for more than 5 years, was self-employed, serving as a financial consultant to smaller public companies. From 1988 to 1990, he served as Senior Vice President and Chief Financial Officer of Securities Services Insurance Company, a specialty insurance carrier. From 1986 to 1988, he served as Vice President-Financial and Administration for Computer Support Corp. Mr. Patterson holds a BSBA/Accounting degree from the University of Tulsa and a JD degree from the University of Tulsa College of Law.

BACKGROUND AND EXPERIENCE OF DIRECTORS AND OFFICERS OF RENAISSANCE GROUP

   The following table sets forth certain information regarding the directors and officers of the Managing General Partner:

Name:                                             Position:

Russell Cleveland               Chairman, President, Chief Executive Officer,
                                and Director

Vance M. Arnold                 Executive Vice President

Barbe Butschek                  Senior Vice President, Treasurer,
                                and Secretary and Director

Robert C. Pearson               Senior Vice President - Corporate Finance

Mardon M. Navalta               Vice President - Corporate Finance

John A. Schmit                  Vice President - Portfolio Monitoring

   Russell Cleveland, age 59, is the principal founder and majority shareholder of Renaissance Group. He is a Chartered Financial Analyst with over thirty years experience as a specialist in investments for smaller capitalization companies. Mr. Cleveland served as a director of Greiner Engineering, Inc. (NYSE), a former portfolio investment of a Renaissance Group investment partnership. A graduate of the Wharton School of Business, Russell Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland also serves on the Board of Directors of the following companies: Biopharmaceutics, Inc., Global Environmental, Inc., International Movie Group, Inc. and Biodynamics International, Inc.

   Vance M. Arnold, age 54, joined Renaissance Group in 1994. Mr. Arnold is a Chartered Financial Analyst and has served as President of the Houston Society of Financial Analysts. He holds a BBA from the University of Texas at Austin and an MBA from East Texas State University. Before joining Renaissance, Mr. Arnold served, from April 1988 to September 1994, as Senior Vice President of Investment Advisors, Inc., Houston, Texas.
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<PAGE 8>

   Barbe Butschek, age 43, has been associated with Renaissance Group and its predecessor companies since 1977. As Senior Vice President and
Secretary/Treasurer, she has been responsible for office management, accounting management and records management of the series of investor limited partnerships. Ms. Butschek supervises investor records and information with respect to Renaissance Group and its funds. She also prepares and maintains investor tax and information reports. Barbe
Butschek serves as Secretary for the Partnership and Renaissance Capital Partners II, Ltd., and as Secretary and Treasurer of Renaissance Capital Growth & Income Fund III, Inc. She also serves as Secretary of RenCap Securities, Inc., a wholly-owned subsidiary of Renaissance Group and registered Broker-Dealer.

   Robert C. Pearson, age 62, joined Renaissance Capital in April 1997. Mr. Pearson brings over thirty years of experience to Renaissance Capital's corporate finance function. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with over $40 million in revenues. Prior to 1990, Mr. Pearson was responsible for all administrative activities for the Superconducting Super Collider Laboratory. In addition, from 1960 to 1985, Mr. Pearson served in a variety of positions at Texas Instruments in financial planning and analysis, holding such positions as Vice President-Controller and Vice President-Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton scholar with an MBA from the University of Michigan.

   Mardon M. Navalta, age 37, joined Renaissance Group in June 1993. His responsibilities include investment research and due diligence analysis on prospective new investments. Mr. Navalta's prior experience includes employment with Dallas Research & Trading, Inc. from 1991 to 1993, where he served as a registered representative and analyst managing clients' investments. Before 1991, he spent five years as an analyst for Dallas Securities Investment Corporation, where he specialized in research, quantitative analysis, and due diligence investigations. He also serves as President and Principal of RenCap Securities, Inc. Mr. Navalta holds a degree in Finance from North Texas State University.

   John A. Schmit, age 30, joined Renaissance Capital initially as an independent contractor in May 1997 and, in October 1997, he was appointed as Vice President - Portfolio Monitoring. Prior to joining Renaissance Capital, Mr. Schmit worked as an independent contractor handling investments and monitoring investment portfolios from February 1996 to May 1997. From October 1994 to February 1996, he attended the Georgetown University Law Center and from September 1992 to September 1994, he practiced law at the law firm of Gibson, Ochsner & Adkins. He holds a BBA in Finance from Texas Christian University, a JD from the University of Oklahoma College of Law and an LLM in International and Comparative Law from The Georgetown University Law Center.
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<PAGE 9>

               COMPENSATION PAID TO GENERAL PARTNERS

   Pursuant to the Advisory Agreement, Renaissance Group is entitled to receive a quarterly management fee of 0.5% of Partnership assets and an annual incentive fee equal to 20% of the Partnership's net realized capital gains after allowance for unrealized depreciation and after the Limited Partners have received a 10% annual return on their capital contributions (less brokerage fees and commissions incurred by the Partnership on behalf of such Limited Partner or Limited Partners). In addition, the Partnership is obligated to pay any direct costs, such as fees of any legal, accounting or other professional advisors, and any travel, phone and other allocated expenses incurred on behalf of the Partnership. Neither the management fee nor the incentive fee can be increased except with the affirmative vote of the holders of a majority of the outstanding Units.

   As of December 31, 1997, the Partnership owed Renaissance Group $60,833 for past due operating expenses paid by Renaissance Group on behalf of the Partnership, of which $52,835 was attributable to services rendered in 1997. Total management fees earned by Renaissance Group from the Partnership in 1997 were $228,363.

   In return for their services to the Partnership, the Independent General Partners are paid a regular quarterly cash payment from the Partnership in the amount of $6,000. The Independent General Partners are also entitled to full reimbursement of all reasonable expenses relative to their services on behalf of the Partnership. Total reimbursable expenses for the Independent General Partners were $239 in 1997. The aggregate compensation for 1997 paid by the Partnership to each Independent General Partner, and the aggregate compensation paid to each Independent General Partner for the most recently completed fiscal year by all funds to which Renaissance Group provides investment advisory services (collectively, the "Renaissance Fund Complex") is as set forth below:

                              Pension or
                              Retirement                            Total
               Aggregate      Benefits Accrued                  Compensation
Name of        Compensation   as Part of       Estimated     from Partnership
General        from           Partnership    Annual Benefits and Renaissance
Partner        Partnership    Expenses       upon Retirement       Fund

Ernest C. Hill    $24,000        $0                 $0              $74,355

Don M. Patterson   24,000        $0                 $0              $24,000

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Pursuant to the Advisory Agreement, Renaissance Group serves as managing general partner and as investment adviser to the Partnership, subject to the supervision of the Independent General Partners. Services provided to the
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<PAGE 10>

Partnership include the valuation of assets of the Partnership, upon which the management fee paid to Renaissance Group is based in part. The valuations of portfolio securities are performed in accordance with generally accepted accounting principles and financial reporting policies of the Securities and Exchange Commission. In addition, from time to time the Independent General Partners review the valuation policies to determine their appropriateness. The Independent General Partners also establish the appraisal procedures for determining the fair value of investments for which no readily available market exists. Appraisal valuations are, by their nature, subjective. The Independent General Partners may also hire independent firms to review the Managing General Partner's valuation methods or to conduct its own valuation of certain investments, and any conclusions by such independent firm is conclusive and binding upon the Partnership.

   Renaissance Group also provides services to Portfolio Companies from time to time, pursuant to the Advisory Agreement. Generally, the management fees received by Renaissance Group for services to a Portfolio Company are paid to the account of the Partnership, however, occasionally Renaissance Group provides unusual services for a Portfolio Company that are unrelated to and not required under the terms of the investment by the Partnership in such Portfolio Company. Fees for such services are paid directly to Renaissance Group, subject to the limitations and requirements imposed by the 1940 Act and only with the approval of the Independent General Partners, which approval is based, in part, on the determination that the fees for such services are no greater than fees for comparable services charged by unaffiliated third parties. No such fees were paid or requested in 1997.

   Renaissance Group has formed, and may form in the future, other investment funds to make investments in companies similar to those in which the Partnership invests, including Renaissance Capital Partners II, Ltd., a limited partnership, Renaissance Capital Growth & Income Fund III, Inc., a business development company, and Renaissance U.S. Growth & Income Trust PLC, a public limited company registered in England and Wales whose shares are listed on the London Stock Exchange. Renaissance Group, and certain of its affiliates and subsidiaries, also provide investment advisory services, management consulting services and investment banking services to these entities. The determination regarding the existence of a conflict of interest between these affiliated investment funds and the Partnership, and the resolution of any such conflict, vests in the General Partners, subject to the provisions of the 1940 Act.


                  MATTERS  TO BE CONSIDERED AT MEETING

       PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   KPMG Peat Marwick LLP examined the financial statements of the Partnership for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. The KPMG Peat Marwick LLP representative will respond to appropriate questions and will have an opportunity to make a statement, should he or she desire to do so.
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<PAGE 11>

   The Independent General Partners have appointed KPMG Peat Marwick LLP to examine the financial statements of the Partnership for the fiscal year ending December 31, 1998. Ratification is required for the appointment of KPMG Peat Marwick LLP because of regulatory requirements under the 1940 Act. The affirmative vote of a majority of the votes represented at the Annual Meeting is required to ratify the appointment by the Independent General Partners of KPMG Peat Marwick LLP as independent public accountants for the current fiscal year.

   THE GENERAL PARTNERS OF THE PARTNERSHIP RECOMMEND THAT EACH LIMITED PARTNER VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE PARTNERSHIP'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                             OTHER BUSINESS

   Management knows of no other business to be presented at the Annual Meeting that will be voted on by the Limited Partners. If, however, other matters should properly come before the Annual Meeting or any adjournment(s) thereof, the person or persons voting such proxy will vote the proxy as in their discretion they may deem appropriate.

                       LIMITED PARTNER PROPOSALS

   Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, Limited Partners may present proper proposals for inclusion in the Partnership's proxy statement for consideration at its Annual Meeting of Limited Partners by submitting proposals to the Partnership in a timely manner. To be included for the 1998 Annual Meeting of Limited Partners, Limited Partner proposals must be received by Renaissance Group by December 21, 1998, and must otherwise comply with the requirements of Rule 14a-8.

   Copies of the annual report on Form 10-K for the year ended December 31, 1997 have been filed with the Securities and Exchange Commission. If you would like a copy of said report, please check the appropriate box on the proxy card and enclose the card in the self-addressed postage paid envelope and a copy of the report shall be forwarded to you free of charge by first class mail.

                            By Order of the General Partners of
                            Renaissance Capital Partners, Ltd.



                            BARBE BUTSCHEK,
                            Secretary of Renaissance Capital Group, Inc., Managing General Partner
Dallas, Texas
April 20, 1998

<PAGE 12>

IMPORTANT: PROXIES SHOULD BE RETURNED PROMPTLY. LIMITED PARTNERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR UNITS TO BE VOTED ARE URGED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.